UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Watertower Apartments
On December 12, 2012, the Company, through indirect wholly owned subsidiaries (the “Buyer”), entered into a sale, purchase and escrow agreement to purchase an apartment complex, containing 228 apartment units located on approximately 5.59 acres of land in Eden Prairie, Minnesota (“Watertower Apartments”).  On November 29, 2012, the Company's sub-advisor, entered into a sale, purchase and escrow agreement with Eden Prairie Watertower LLC (the "Seller") to purchase Watertower Apartments. The Seller is not affiliated with the Company or its advisors. On December 12, 2012, the Company's sub-advisor assigned this agreement to the Buyer for $0.2 million, which is the amount of the first deposit under the sale, purchase and escrow agreement. Subsequent to the assignment, the Company made an additional deposit of $1.3 million. Pursuant to the sale, purchase and escrow agreement, the Company would be obligated to purchase Watertower Apartments only after satisfaction of agreed upon closing conditions.
Watertower Apartments is located in Eden Prairie, Minnesota and consists of 228 apartment units encompassing 218,710 rentable square feet. Watertower Apartments was constructed in 2004 and is currently 94% occupied. Additionally, Watertower Apartments contains two retail spaces encompassing 10,065 rentable square feet, which are both currently leased. The purchase price of Watertower Apartments is approximately $38.4 million plus closing costs. The Company intends to fund the purchase of Watertower Apartments with proceeds from a mortgage loan from an unaffiliated lender and proceeds from its ongoing initial public offering.
There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition without legal excuse, it may forfeit up to $1.5 million of earnest money.
ITEM 8.01 OTHER EVENTS
Updated Share Price
KBS Legacy Partners Apartment REIT, Inc. (the “Company”) currently expects to announce and implement an updated primary offering selling price for new purchases of common stock in the Company's current offering on February 27, 2013.
Dividend Reinvestment Plan
At such time as the Company announces an updated primary offering selling price, participants in the dividend reinvestment plan will acquire shares of common stock under the plan at a price equal to 95% of the updated primary offering selling price.  The first purchase date after the announcement of the updated primary offering selling price is expected to be on or around March 2, 2013.  Also, as provided under the dividend reinvestment plan, and in addition to the standard termination procedures, a dividend reinvestment plan participant shall have no less than two business days after the date the Company publicly announces a new primary offering selling price in a filing with the SEC to notify the Company in writing of its termination of participation in the plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Dated: December 17, 2012	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer, Treasurer and Secretary